BYLAWS

OF

SEACOR OVERSEAS INVESTMENT INC.

a Delaware Corporation

(Adopted March 9, 2010)

BYLAWS

I.
SHAREHOLDERS

Section 1.1 Place of Holding Meetings.

All meetings of the shareholders shall be held at the principal business office of SEACOR Overseas Investment Inc. (the "Company) in Fort Lauderdale, Florida, or at such other place as may be specified in the notice of the meeting.

Section 1.2 Business Purpose.

The business purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware including, but not limited to, aviation services and activities, shipping and marine activities, environmental services, and commodities trading.

Section 1.3 Annual Meeting of Shareholders; Election of Directors, etc.

A. The annual meeting of shareholders for the election of directors, and the transaction of other business, shall be held in May of each year, *provided, however*, that the board of directors by resolution may change the date for any such meeting.

B. Nominations of candidates for the position of director to be voted on at an annual meeting may be made by the board of directors or by any shareholder entitled to vote in the election of directors. Any such nominations by a shareholder shall be made by notice in writing to be delivered or mailed to the Secretary of the Company at least thirty (30) days prior to the date of the annual meeting designated in the Bylaws or otherwise established by resolution of the board; *provided, however*, that if less than thirty (30) days' notice of such meeting is given to the shareholders, such written notice shall be delivered or mailed to the Secretary not later than the fifth day following the day on which the notice of such meeting was mailed to the shareholders.

Section 1.4 Voting.

A. On demand of any shareholder, the vote for directors, or on any question before a meeting, shall be by ballot. All elections shall be had by plurality, and all questions decided by majority, of the votes cast except as otherwise provided by the certificate of incorporation or Bylaws.

B. At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the Secretary, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

Section 1.5 Quorum.

Except as provided in section 1.5 herein, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at any meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder.

Section 1.6 Adjournment of Meeting.

If less than a quorum is in attendance at any time for which a meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and that the previous meeting failed for lack of a quorum, then any number of shareholders, present in person or represented by proxy, and together holding at least one-fourth (1/4) of the outstanding shares entitled to vote thereat, constitute a quorum at the adjourned meeting.

Section 1.7 Special Meeting: How Called.

Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President or by the board of directors or by any one or more shareholders who hold not less than one-fifth (1/5) of the voting power of the Company. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notice of any special meeting (except publications of notices) shall specify (in addition to the place, day and hour of the meeting) the general nature of the business to be transacted.

Section 1.8 Notice of Shareholders' Meetings.

Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his or her last known address, at least ten (10) days before the meeting in the case of an annual meeting and five (5) days before the meeting in the case of a special meeting. Any irregularity in the notice of any annual meeting held at the Company's principal business office at the time prescribed in Section 1.2 of this Article shall not affect the validity of the meeting or any action taken thereat.

Section 1.9 Inspection of Company Records.

The stock ledger or duplicate stock ledger, the books of account, and the minutes of proceedings of shareholders, board of directors, and executive committees of directors shall be open to inspection upon written demand, to the extent allowed by applicable Delaware law, at any reasonable time for purposes reasonably related to the interests of the shareholders. Such inspection may be made in person or by an agent or attorney and shall include the right to make abstracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President or Secretary.

II.
DIRECTORS

Section 2.1 Powers of Directors.

The board of directors has the complete management of the business of the Company, and, subject to any restrictions imposed by law, the certificate of incorporation, the shareholders, or these Bylaws, may exercise all the powers of the Company to the fullest extent allowed by law. Without prejudice to such general powers, the directors have the following specific powers:

(a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being;

(b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of subordinate officers, agents, and factors;

(c) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures, or other securities of other corporations held by this Company; and

(d) To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to sub-delegate) upon such terms as they deem fit.

Section 2.2 Number of Directors and Qualifications.

A. The number of directors of this Company shall be at least one, or as may be fixed from time to time by action of the shareholders or board of directors.

B. At any time subsequent to the annual meeting of the shareholders, the board of directors may, by majority vote, decrease or increase the number of directors authorized in paragraph A. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director or of reducing the number of directors below the minimum number permitted by the certificate of incorporation. Any increase in the number of directors shall be by such number as may have been permitted by a vote of the shareholders at the previous annual meeting; *provided, however,* that the total number of authorized directors shall not exceed the maximum number permitted by the certificate of incorporation. The board of directors may immediately fill the vacancies thus created by the vote of a majority of directors then holding office, and the additional directors so elected shall serve until such time as they are subject to re-election.

C. A director need not own stock in this Company.

Section 2.3 Place of Holding Meetings; Participation.

Regular meeting of the directors shall be held in the place provided in Section 2.5. Special meetings may be held at any place designated in the notice required in Section 2.7. The members of the board of directors may participate in and hold any meeting whether regular or special, by means of conference telephone or other communications equipment, provided that all persons participating in the

meeting can communicate with each other. Participation in such a meeting shall constitute presence at such meeting. All participants in such a meeting, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting, by an electronic recording device or otherwise and the written transcript thereof, in order that minutes thereof shall be available for the records of the Company.

Section 2.4 Organizational Meeting.

Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of business. Notice of this meeting shall not be required.

Section 2.5 Regular Directors' Meeting.

The regular meeting of the directors shall be held as provided by majority vote of the directors at the principal office of the Company, or at such other place as the board of directors may designate from time to time. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next business day unless the board designates some other day.

Section 2.6 Special Directors' Meeting: How called.

Special meetings of the directors may be called at any time by shareholders holding at least twenty-five percent (25%) of the voting power of the Company, or by the board of directors, or by the executive committee, if one be constituted, by vote at a meeting, or by the President, or in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special directors' meetings may be held at such place or places within or outside New York as may be designated by the board of directors. In the absence of such designation, any such meeting shall be held at such place as may be designated in the notice thereof.

Section 2.7 Notice of Special Directors' Meetings.

Notice of the time and place of every meeting of the board of directors shall be given to each director by means of mail, personal delivery, telegraph, telephone, or other communication equipment, to be received no later than two (2) days before the date of the meeting; *provided, however*, that any director present at a meeting shall be deemed to have received or waived notice of such meeting, and provided further that notice of a meeting may be waived in writing at any time without specifying in such waiver the purpose of or the business transacted at such meeting.

Section 2.8 Quorum.

At all meetings of the board, a majority of the directors in office and qualified to act constitute a quorum for the transaction of business (whether or not voting on any particular matter), and the action of a majority of the directors present at any meeting at which a quorum is present is the action of the board of directors, unless the concurrence of a greater proportion is required for such action by law, the certificate of incorporation, or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to

leave less than a quorum or the refusal of any directors present to vote.

Section 2.9 Board Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors

Section 2.10 Remuneration of Directors.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, expenses of attendance, if any, and a fixed fee may be allowed to directors for attendance at each regular or special meeting of the board or of any committee thereof. This Section does not preclude any directors from serving the Company in any other capacity and receiving compensation for that service.

Section 2.11 Resignation or Termination.

The resignation or termination of a director shall take effect on receipt thereof by the President or Secretary, unless otherwise specified in the resignation.

Section 2.12 Vacancies.

When any vacancy occurs among the directors during an unexpired term, a director may be elected to fill such vacancy by vote of the shareholders, as set forth in Section 1.3 hereof.

Section 2.13 Board Procedure.

The president shall preside at board meetings. After roll call, he or she shall present the affairs of this Company and the business to come before the board. The president shall call for all votes and shall be judge of all points of order. His or her decision on points of order shall be final, unless two members of the board appeal his or her decision to the board; in that event, a majority of the members present shall decide the question. In the absence of the president, the secretary shall serve as chairman. All resolutions entered in the minutes without special statement of the yeas and nays shall be considered passed by the unanimous vote of the directors present at the meeting. Any member who votes against a motion shall have the right to request the secretary to enter his or her name on the minutes as voting against the motion.

III.
COMMITTEES

Section 3.1 Committees of Directors.

In addition to the executive committee, the board of directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies on a committee may be filled by the board of directors or by the president. In the absence or disqualification of a member of a committee, the member or members thereof, present at any meeting and not disqualified from voting, whether or not the same constitutes a quorum, may unanimously appoint another member of the board of directors to act at the

meeting in place of any such absent or disqualified member. Any such committee shall have and may exercise all powers of the board of directors, if so authorized by a majority of the board of directors; but no such committee shall have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of assets, recommend to the shareholders a dissolution of the Company, a revocation of a dissolution, or amend the Bylaws of the Company; and unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, elect officers and directors, change the committee's membership, or authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. In the absence of specific direction by the board to the contrary, a majority of its members shall constitute a quorum and the affirmative vote of a majority of its members shall be necessary for the adoption of the resolution.

Section 3.2 Executive Committee.

The board of directors may delegate the day-to-day managerial functions of the Company to an executive committee delegating whatever powers to said committee that the board in its discretion may deem fit to so delegate. If an executive committee is appointed, the president shall be a member, and at least two (2) other members of the board of directors shall likewise be members, and the committee shall have all of the powers of the board when the board is not in session, except as limited in the foregoing section.

Section 3.3 Minutes of Meetings of Committees.

Any committees designated by the board shall keep regular minutes of their proceedings, and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

Section 3.4 Committee Procedure.

If the board fails to designate the chairman of a committee, the president, if a member, shall be chairman; if the president is not a member, the committee may elect its chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

IV.
OFFICERS

Section 4.1 Titles.

The officers of the Company shall be a president, a secretary, and such other officers as may from time to time be elected or appointed by the board. Any two officers may be combined in the same person, and none need be a director.

Section 4.2 President.

The president shall preside at all meetings of the directors and shareholders. The president is the chief executive officer, with general management of the Company's business and power to make contracts in the ordinary course of business; shall see that all orders and resolutions of the board are carried into effect and direct the other officers in the performance of their duties; has power to execute all authorized instruments; and shall generally perform all acts incident to the office of president, or which are authorized or required by law, or which are incumbent upon him or her under the provisions of the certificate of incorporation and these Bylaws.

Section 4.3 Vice President.

Each vice president shall have such powers and shall perform such duties as shall be assigned to him or her by the directors or by the president, and, in the order determined by the board, shall, in the absence or disability of the president, perform his or her duties and exercise his or her powers.

Section 4.4 Treasurer.

The treasurer has custody of all funds, securities, evidences of indebtedness, and other valuable documents of the Company. The treasurer shall receive and give, or cause to be given, receipts and acquittances for monies paid in on account of the Company, and shall pay out of the funds on hand all just debts of the Company of whatever nature, when due. The treasurer shall enter, or cause to be entered, in books of the Company to be kept for that purpose, full and accurate accounts of all monies received and paid out on account of the Company, and, whenever required by the president or the directors, the treasurer shall render a statement of the accounts. The treasurer shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets, and liabilities of the Company; and shall perform all of the other duties incident to the office of the treasurer. If required by the board, the treasurer shall give the Company a bond for the faithful discharge of his or her duties and for restoration to the Company, upon termination of his or her tenure, of all property of the Company under his or her control.

Section 4.5 Secretary.

The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect to do so, any such notice may be given by the shareholders or directors upon whose request the meeting is called as provided in these Bylaws. The secretary shall record all the proceedings of the meetings of the shareholders or the directors, and of committees, in a book to be kept for that purpose. Except as otherwise determined by the directors, the secretary has charge of the original stock books, transfer books, and stock ledgers, and shall act as transfer agent in respect to the stock and other securities issued by the Company. The secretary has custody of the seal of the Company, and shall affix it to all instruments requiring it; and he or she shall perform such other duties as may be assigned to him or her by the directors or the president.

Section 4.6 Assistants.

Assistant secretaries or assistant treasurers shall have such duties as may be delegated to them by the secretary and treasurer respectively.

Section 4.7 Other Officers.

The other officers of the Company shall respectively have and exercise such powers and perform such duties as may be prescribed for them from time to time by the board of directors or the president.

Section 4.8 Term of Office.

All officers and employees elected or appointed by the board of directors or under its authority shall hold office at the pleasure of the board or of an executive officer designated by the board.

Section 4.9 Absence of Officers.

In the case of the absence of the president, the executive vice presidents, the senior vice presidents, or the vice presidents, or in their inability to act as president, any director or other officer may be appointed and selected by the executive committee or the board of directors to perform the duties of the president.

V.
CAPITAL STOCK

Section 5.1 Certificates of Stock.

Certificates of stock, numbered, and with the seal of the Company affixed, signed by the president or a vice president, and the treasurer or secretary, shall be issued to each shareholder, certifying the number of shares owned by him or her in the Company. If the stock certificates are countersigned by a transfer agent and a registrar, the signatures of the corporate officers may be facsimiles.

Section 5.2 Lost Certificates.

A new certificate of stock may be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen, mutilated, or destroyed, or mailed and not received, and the directors may in their discretion require the owner of the replaced certificate to give the Company a bond, unlimited as to stated amount, to indemnify the company against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof.

Section 5.3 Transfer of Shares and Restrictions on Transfer.

A. Subject to any restrictions on the certificate, shares of stock of the Company are transferrable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board may make regulations concerning the transfer of shares, and may in its discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as it may require.

B. Any and all transfers of stock of this Company must be made upon the books of the Company.

Section 5.4 Record Dates.

The board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty (60) days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not more than ten (10) days, prior to the date of the action for which the date is fixed.

Section 5.5 Transfer Agents, Registrars.

The board may appoint and remove one or more transfer agents and registrars for any class of stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificates and transfers of shares, record and advise the Company and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical. The transfer agents and registrars, when covered with the company as obligees by an indemnity bond substantially in a form, and issued by a surety company, approved by the Company's general counsel and providing indemnity unlimited in stated amount, or in form and amount and signed by a surety approved by the board, and upon receipt of an appropriate affidavit and indemnity agreement, may (a) countersign, register, and deliver, in place of any stock certificate alleged to have been lost, stolen, destroyed, or mutilated, or to have been mailed and not received, a replacement certificate for the same number of shares, and make any payment, credit, transfer, issuance, conversion, or exchange to which the holder may be entitled in respect of such replaced certificate, without surrender thereof for cancellation, and (b) effect transfers of shares from the names of deceased persons whose estates (not exceeding $1,000 in gross asset value) are not administered.

VI.
AMENDMENTS

Section 6.1 Right to Amend.

The affirmative vote of the holders of a plurality of the outstanding shares entitled to vote shall be necessary in order to amend these Bylaws.

Section 6.2 Prior Enactments.

Unless clearly inconsistent with these Bylaws, the adoption of these Bylaws shall not operate to rescind or annul any resolution adopted previous to the adoption of these Bylaws.

VII.
MISCELLANEOUS PROVISIONS

Section 7.1 Corporate Seal.

The board of directors may adopt a corporate seal but the failure to seal any document will not affect the validity or effect thereof.

Section 7.2 Checks, Drafts, Notes.

All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the Company, shall be signed by such officer or officers, agent, or agents of the Company and in such manner as the board shall determine from time to time.

Section 7.3 Notice.

Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated. Any notice is sufficient if given by depositing the same in a mail receptacle in a sealed post-paid envelope addressed to the person entitled thereto at his or her last known address as it appears on the day of such mailing.

Section 7.4 Waiver of Notice.

Whenever any notice of the time, place, or purpose of any meeting of shareholders, directors, or committee is required by law, the certificate of incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.

Section 7.5 Records.

The certificate of incorporation of this Company, the Bylaws, and the proceedings of all meetings of the shareholders, the board of directors, the executive committee, and any other committee of the board shall be recorded in appropriate minute books. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.

Section 7.6 Sales of Immovable Property.

All conveyances of real estate owned by this Company shall be executed on its behalf in accordance with the orders of the board of directors and shall be signed by the officer or officers authorized in the resolution of the board of directors.

Section 7.7 Execution of Other Instruments.

The secretary, the president, any vice president, or the treasurer may execute documents either with or without the seal of this Company in its name and on its behalf, as authorized by the board of directors.

Section 7.8 Incurring Debt.

No employee shall make any expenditure or incur any debt without the specific authority of the board of directors.

Section 7.9 Business Hours.

The business hours of this Company shall be fixed by a vote of the majority of the board of directors from time to time as conditions may warrant.

Section 7.10 Severance Clause.

If any term or provision of these Bylaws or any application thereof shall be invalid or unenforceable, the remainder of these Bylaws or any other application of such term or provision shall not be affected thereby.